UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               FORM 8-K/A (No. 1)

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 2005

                         Calypte Biomedical Corporation
                         ------------------------------
               (Exact name of Company as specified in its charter)

Delaware                               000-20985                     06-1226727
--------                               ---------                     ----------
(State or Other Jurisdiction)    (Commission File Number)   (I.R.S. Employer Identification)
of Incorporation)

             5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97035
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (971) 204-0282
                                                           --------------

                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On October 3, 2005, the Board of Directors of the Registrant (the "Company") appointed its Chairman, Roger I. Gale, as interim Chief Executive Officer, effective immediately. Mr. Gale was appointed to the Company's Board of Directors and elected Chairman in November 2004. On January 4, 2006, the Compensation Committee of the Company's Board of Directors approved a letter agreement outlining the terms and compensation of Mr. Gale's service as interim Chief Executive Officer. Under the terms of the contract, Mr. Gale will receive cash compensation of $15,000 per month, effective October 3, 2005. Additionally, on January 4, 2006, the Company awarded Mr. Gale 1,000,000 shares of its common stock, $0.03 par value pursuant to the Calypte Biomedical Corporation 2004 Incentive Plan (the "Incentive Plan"). The Compensation Committee of the Company's Board of Directors may also consider awarding Mr. Gale a performance bonus under the Incentive Plan as it may in good faith determine.

On October 6, 2005, the Company filed a Current Report on Form 8-K reporting the appointment of Mr. Gale as interim Chief Executive Officer. The Company hereby amends that report to include as an exhibit the letter agreement between Mr. Gale and the Company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.167 Letter Agreement between Registrant and Roger I. Gale dated January 4, 2006.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Lake Oswego, Oregon
       January 10, 2006

                                        Calypte Biomedical Corporation

                                        By: /s/ Theodore R. Gwin
                                            ------------------------------------
                                            Theodore R. Gwin
                                            Chief Financial Officer